Exhibit 99.1

Ambarella, Inc. Announces First Quarter Fiscal 2014 Results

Revenue up 31% Year over Year

June 4, 2013 -Santa Clara, Calif – Ambarella, Inc. (NASDAQ: AMBA), a leading developer of low-power, HD video compression and image processing semiconductors, today announced financial results for its fiscal first quarter ended April 30, 2013.

Revenue for the first quarter of fiscal 2014 was $33.9 million, up 30.9% from $25.9 million in the same period in fiscal 2013. Gross margin under U.S. generally accepted accounting principles (GAAP) for the first quarter of fiscal 2014 was 63.9%, compared with 71.0% for the same period in fiscal 2013. GAAP net income for the first quarter of fiscal 2014 was $4.7 million, or $0.16 per diluted ordinary share, compared with GAAP net income of $2.6 million, or $0.07 per diluted ordinary share, for the same period in fiscal 2013.

Gross margin on a non-GAAP basis for the first quarter of fiscal 2014 was 64.0%, compared with 71.1% for the same period in fiscal 2013. Non-GAAP net income for the first quarter of fiscal 2014 was $6.2 million, or $0.21 per diluted ordinary share. This compares with non-GAAP net income of $3.5 million, or $0.11 per diluted ordinary share for the same period in fiscal 2013.

Ambarella reports gross margin, net income and earnings per share in accordance with GAAP, as well as on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation and the associated tax impact. A reconciliation of the GAAP to non-GAAP gross margin, net income and earnings per share numbers, as well as a description of the items excluded from the non-GAAP calculations, is included in the condensed financial statements portion of this press release.

Cash at the end of the first fiscal quarter of 2014 was $104.3 million, compared with $59.7 million at the end of the same quarter a year ago, and $100.5 million at the end of the fourth quarter.

“We are very pleased with our progress in the first fiscal quarter, with total revenue up 31% over the first quarter of last year and with the successful addition of new customers in key markets,” said Fermi Wang, President and CEO of Ambarella. “During the quarter we made excellent progress in the IP security camera market with new design wins at both professional and consumer IP-camera customers. We also saw especially strong revenue growth in the wearable sports camera category, led by market leader GoPro. In the automotive camera after-market we continued to grow revenue while successfully expanding our customer base.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 5 p.m. Eastern Time / 2 p.m. Pacific Time today with Fermi Wang, Chief Executive Officer, and George Laplante, Chief Financial Officer, to discuss first quarter fiscal 2014 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834. The participant passcode is 72302571. Please dial in ten minutes prior to the scheduled conference call time. A live and archived audio webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella, Inc. (NASDAQ: AMBA), is a leading developer of low-power, high-definition (HD) video compression and image processing solutions. The company’s products are used in a variety of HD cameras including security IP-cameras, wearable sports cameras, and automotive video camera recorders. Ambarella technology is also used in television broadcasting with TV programs being transmitted worldwide using Ambarella compression chips. For more information about Ambarella, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the comments of our CEO relating to the addition of new customers and design wins. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of our future performance.

The success of our business is subject to risks and uncertainties that include, but are not limited to, risks associated with revenue being generated from new customers or design wins, neither of which is assured; our growth strategy; our ability to anticipate future market demands and future needs of our customers; our plans for future products; our ability to retain and expand customer relationships and to achieve design wins; our ability to successfully enter new markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, future annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2013 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the information contained in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income, and earnings per share, as a supplement to the condensed consolidated financial statements which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

The company has provided below reconciliations between its non-GAAP financial measures to its most directly comparable GAAP financial measures.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended April 30,
	2013	2012
Revenue	$33,941	$25,921
Cost of revenue	12,248	7,516

Gross profit	21,693	18,405

Operating expenses:
Research and development	11,317	11,473
Selling, general and administrative	5,157	4,025

Total operating expenses	16,474	15,498
Income from operations	5,219	2,907
Other expense	(5)	(2)

Income before income taxes	5,214	2,905
Provision for income taxes	473	303

Net income	$4,741	$2,602

Net income per share attributable to ordinary shareholders:
Basic	$0.17	$0.08

Diluted	$0.16	$0.07

Weighted-average shares used to compute net income per share attributable to ordinary shareholders:
Basic	27,056,932	7,519,360

Diluted	29,066,062	9,031,710

The following table presents details of stock-based compensation expense included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended April 30,
	2013	2012
	(in thousands)
Stock-based compensation:
Cost of revenue	$34	$14
Research and development	974	532
Selling, general and administrative	598	397

Total stock-based compensation	$1,606	$943

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

	Three Months Ended April 30,
	2013	2012
	(unaudited)
GAAP net income	$4,741	$2,602
Two-class method—allocation to participating securities	(9)	(2,036)
Treasury stock method—additional allocation to ordinary shares	1	68

GAAP net income—diluted	$4,733	$634

Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	1,463	854
Two-class method—additional allocation to participating securities	(3)	(547)
Treasury stock method—additional allocation to ordinary shares	—	37

Non-GAAP net income—diluted	$6,193	$978

GAAP—diluted weighted average shares	29,066,062	9,031,710
Non-GAAP—diluted weighted average shares	29,066,062	9,031,710
GAAP—diluted net income per share	$0.16	$0.07
Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	0.05	0.10
Non-GAAP adjustment to two-class method diluted net income	—	(0.06)
Non-GAAP adjustment to treasury stock method diluted net income	—	—
Non-GAAP—diluted net income per share	$0.21	$0.11

For fiscal Q1 2014 and Q1 2013, the difference between GAAP and non-GAAP gross margin was 0.1%, or $34,000 and $14,000, respectively. The difference was due to the effect of stock-based compensation recorded for GAAP purposes.

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	April 30, 2013	January 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash	$104,277	$100,494
Accounts receivable, net	23,467	20,153
Inventories	9,325	8,918
Restricted cash	3	3
Deferred tax assets, current	1,219	1,220
Prepaid expenses and other current assets	1,839	2,360

Total current assets	140,130	133,148
Property and equipment, net	2,976	2,536
Deferred tax assets, non-current	1,079	938
Other assets	2,054	1,981

Total assets	$146,239	$138,603

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	9,987	6,674
Accrued liabilities	11,184	14,419
Income taxes payable	171	286
Deferred revenue, current	4,024	3,451

Total current liabilities	25,366	24,830
Other long-term liabilities	1,470	1,441

Total liabilities	26,836	26,271

Preference shares	—	—
Shareholders’ equity:
Ordinary shares	12	12
Additional paid-in capital	94,241	91,911
Retained earnings	25,150	20,409

Total shareholders’ equity	119,403	112,332

Total liabilities and shareholders’ equity	$146,239	$138,603